UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-41461	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108 (858) 869-2986
(Address and telephone number, including area code, of registrant’s principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIMD	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	AIMDW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 3, 2024, Ainos, Inc., a Texas corporation (“Ainos”, “we” or the “Company”), entered into a Convertible Note and Warrant Purchase Agreement (the “Agreement”) with ASE Test, Inc., Taiwanese company (“ASE Test”), pursuant to which the Company issued to ASE Test a convertible note in the aggregate principal amount of US$9,000,000. The note bears six percent compound interest and has a three-year term through May 3, 2027. The note is convertible at ASE Test’s election into shares of the Company’s common stock at a conversion price of US$4.50 per share, subject to customary anti-dilution adjustments as set forth in the note. As part of the transaction, ASE Test received a five-year common stock purchase warrant which vests and becomes exercisable on the first day following a six-month period from the date of issuance. The warrant may be exercised for up to 500,000 shares of common stock at a price of US$4.50 per share.

Closing of the placement is subject to customary closing conditions.

The placement was conducted pursuant to Regulation S under the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters disclosed relating Ainos under Item 1.01 of this Form 8-K are incorporated herein by this reference.

Item 8.01 Other Events.

In connection with the placement, effective May 3, 2024, ASE Test entered into a voting agreement (the “Voting Agreement”) with Ainos Inc., a Cayman Islands company (“Ainos KY”), that is a shareholder and convertible note holder of the Company. Pursuant to the Voting Agreement, ASE Test agreed to vote all of its current or future acquired voting stock of the Company in the manner determined by Ainos KY in its sole discretion. The Voting Agreement shall continue in force and effect until the first anniversary of the date of the Voting Agreement and will automatically be extended for additional one-year periods unless the ASE Test delivers a written notice to the Ainos KY and the Company for termination at least thirty calendar days prior to the end of any term.

As part of the Voting Agreement, ASE Test agreed that, without Ainos KY’s written consent, it would not sell or transfer more than 20% of its Company shares in any calendar year period through the fifth anniversary of the date of the Voting Agreement. If, in any calendar year, ASE Test does not sell the full 20% allocation, the remaining percentage will be added to and increase the following year’s allocation. The transfer restrictions will terminate under the termination of the Voting Agreement.

Item 9.01 Exhibits.

Exhibit Number	Exhibit
4.1	Voting Deed, dated as of May 3, 2024, by and among Ainos, Inc., a Cayman Islands company, and ASE Test, Inc.
4.2	Convertible Promissory Note, dated as of May 3, 2024, issued by Ainos, Inc. in favor of ASE Test, Inc. in the principal amount of US$9,000,000.
4.3	Common Stock Warrant, dated as of May 3, 2024, issued by Ainos, Inc. to ASE Test, Inc.
10.1	Convertible Note and Warrant Purchase Agreement, dated May 3, 2024, by and between Ainos, Inc. and ASE Test, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: May 6, 2024	By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Title: Chief Executive Officer